UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

PACIRA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054
(Address of principal executive offices) (Zip Code)

(973) 254-3560
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 12, 2018, Pacira Pharmaceuticals, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders in Parsippany, New Jersey. The Company’s stockholders voted on, and approved, the following proposals:

Proposal No. 1 — Election of three Class I directors to hold office until the 2021 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee:	For	Withheld	Broker Non-Votes
Laura Brege	28,796,231	5,296,103	2,892,894
Mark I. Froimson	34,031,497	60,837	2,892,894
Mark A. Kronenfeld	34,031,833	60,501	2,892,894

Proposal No. 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
36,929,562	53,266	2,400

Proposal No. 3 — Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
32,005,700	2,057,960	28,674	2,892,894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: June 15, 2018	By:	/s/Kristen Williams
Kristen Williams Chief Administrative Officer and Secretary